Exhibit 23.1
                          INDEPENDENT AUDITORS' CONSENT



Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of Posteralley.com, Inc. on Form SB-2, of our report dated October 27, 2000, appearing in the Prospectus, which is part of this registration statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
December 29, 2000